Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2015

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2015

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Per Share Related Information	3
Capital Ratios	3
Average Balance Sheet	4-5
Details of Net Interest Margin	6
Total and Core Net Interest Income and Net Interest Margin	7
Loans, Loans Held for Sale and Commitments to Extend Credit	8
Allowances for Credit Losses	9
Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans	10
Nonperforming Assets and Troubled Debt Restructurings	11-12
Accruing Loans Past Due	13

Business Segment Results:

Descriptions	14
Period End Employees	14
Income and Revenue	15
Retail Banking	16-17
Corporate & Institutional Banking	18-19
Asset Management Group	20
Residential Mortgage Banking	21
Non-Strategic Assets Portfolio	22
Glossary of Terms	23-27

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 15, 2015. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Missouri, Georgia, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to First Quarter 2015 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Per Share Related Information	3
4	Capital Ratios	3
5	Average Consolidated Balance Sheet	4-5
6	Supplemental Average Balance Sheet Information	5
7	Details of Net Interest Margin	6
8	Total and Core Net Interest Income	7
9	Details of Net Interest Margin	7
10	Details of Core Net Interest Margin	7
11	Details of Loans	8
12	Details of Loans Held for Sale	8
13	Commitments to Extend Credit	8
14	Change in Allowance for Loan and Lease Losses	9
15	Change in Allowance for Unfunded Loan Commitments and Letters of Credit	9
16	Accretion - Purchased Impaired Loans	10
17	Purchased Impaired Loans - Accretable Yield	10
18	Valuation of Purchased Impaired Loans	10
19	Nonperforming Assets By Type	11
20	Change in Nonperforming Assets	12
21	Largest Individual Nonperforming Assets at March 31, 2015	12
22	Summary of Troubled Debt Restructurings	12
23	Accruing Loans Past Due 30 To 59 Days	13
24	Accruing Loans Past Due 60 To 89 Days	13
25	Accruing Loans Past Due 90 Days or More	13
26	Period End Employees	14
27	Summary of Business Segment Income and Revenue	15
28	Retail Banking	16-17
29	Corporate & Institutional Banking	18-19
30	Asset Management Group	20
31	Residential Mortgage Banking	21
32	Non-Strategic Assets Portfolio	22

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Interest Income
Loans	$1,802	$1,835	$1,848	$1,845	$1,899
Investment securities	406	398	387	412	427
Other	111	104	93	99	84

Total interest income	2,319	2,337	2,328	2,356	2,410

Interest Expense
Deposits	92	86	81	80	78
Borrowed funds	155	154	143	147	137

Total interest expense	247	240	224	227	215

Net interest income	2,072	2,097	2,104	2,129	2,195

Noninterest Income
Asset management	376	376	411	362	364
Consumer services	311	321	320	323	290
Corporate services	344	397	374	343	301
Residential mortgage	164	135	140	182	161
Service charges on deposits	153	180	179	156	147
Net gains (losses) on sales of securities (a)	42	—	—	(6)	10
Net other-than-temporary impairments	(1)	(7)	(1)	(1)	(2)
Other	270	448	314	322	311

Total noninterest income	1,659	1,850	1,737	1,681	1,582

Total revenue	3,731	3,947	3,841	3,810	3,777
Provision For Credit Losses	54	52	55	72	94
Noninterest Expense
Personnel	1,157	1,170	1,189	1,172	1,080
Occupancy	216	216	200	199	218
Equipment	222	234	220	204	201
Marketing	62	67	66	68	52
Other	692	852	682	685	713

Total noninterest expense	2,349	2,539	2,357	2,328	2,264

Income before income taxes and noncontrolling interests	1,328	1,356	1,429	1,410	1,419
Income taxes	324	299	391	358	359

Net income	1,004	1,057	1,038	1,052	1,060

Less: Net income (loss) attributable to noncontrolling interests	1	21	1	3	(2)
Preferred stock dividends and discount accretion and redemptions	70	48	71	48	70

Net income attributable to common shareholders	$933	$988	$966	$1,001	$992

Earnings Per Common Share
Basic	$1.79	$1.88	$1.82	$1.88	$1.86
Diluted	$1.75	$1.84	$1.79	$1.85	$1.82

Average Common Shares Outstanding
Basic	521	524	529	532	532
Diluted	529	532	537	539	539

Efficiency	63%	64%	61%	61%	60%
Noninterest income to total revenue	44%	47%	45%	44%	42%
Effective tax rate (b)	24.4%	22.1%	27.4%	25.4%	25.3%

(a)	Net gains (losses) on sales of securities was less than $.5 million for both the three months ended December 31, 2014 and September 30, 2014, respectively.
(b)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Assets
Cash and due from banks (a)	$4,151	$4,360	$4,164	$4,892	$4,723
Federal funds sold and resale agreements (b)	1,893	1,852	1,761	1,526	1,143
Trading securities	2,151	2,353	2,650	2,228	2,381
Interest-earning deposits with banks (a) (c)	31,198	31,779	26,247	16,876	14,877
Loans held for sale (b)	2,423	2,262	2,143	2,228	2,102
Investment securities	60,768	55,823	55,039	56,602	58,644
Loans (a) (b)	204,722	204,817	200,872	200,984	198,242
Allowance for loan and lease losses (a)	(3,306)	(3,331)	(3,406)	(3,453)	(3,530)

Net loans	201,416	201,486	197,466	197,531	194,712
Goodwill	9,103	9,103	9,074	9,074	9,074
Mortgage servicing rights	1,333	1,351	1,510	1,482	1,568
Other intangible assets	463	493	484	515	547
Equity investments (a) (d)	10,523	10,728	10,763	10,583	10,337
Other (a) (b)	25,538	23,482	23,123	23,527	23,315

Total assets	$350,960	$345,072	$334,424	$327,064	$323,423

Liabilities
Deposits
Noninterest-bearing	$74,944	$73,479	$72,963	$71,001	$70,063
Interest-bearing	161,559	158,755	153,341	151,553	152,319

Total deposits	236,503	232,234	226,304	222,554	222,382
Borrowed funds
Federal funds purchased and repurchase agreements	2,202	3,510	3,499	3,132	3,233
Federal Home Loan Bank borrowings	21,224	20,005	16,471	15,023	13,911
Bank notes and senior debt	16,205	15,750	15,327	14,102	13,861
Subordinated debt	9,228	9,151	9,046	9,099	8,289
Commercial paper	4,399	4,995	4,809	4,999	4,923
Other (a) (b)	3,571	3,357	3,175	2,711	2,589

Total borrowed funds	56,829	56,768	52,327	49,066	46,806
Allowance for unfunded loan commitments and letters of credit	234	259	251	232	228
Accrued expenses (a)	5,039	5,187	5,090	4,753	4,808
Other (a)	5,917	4,550	4,457	4,666	4,281

Total liabilities	304,522	298,998	288,429	281,271	278,505

Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 541, 541, 540, 540, and 540 shares	2,706	2,705	2,703	2,703	2,700
Capital surplus - preferred stock	3,948	3,946	3,945	3,944	3,943
Capital surplus - common stock and other	12,561	12,627	12,573	12,506	12,394
Retained earnings	26,882	26,200	25,464	24,755	24,010
Accumulated other comprehensive income (loss)	703	503	727	881	656
Common stock held in treasury at cost: 21, 18, 12, 8 and 6 shares	(1,775)	(1,430)	(931)	(584)	(382)

Total shareholders’ equity	45,025	44,551	44,481	44,205	43,321
Noncontrolling interests	1,413	1,523	1,514	1,588	1,597

Total equity	46,438	46,074	45,995	45,793	44,918

Total liabilities and equity	$350,960	$345,072	$334,424	$327,064	$323,423

(a)	Amounts include consolidated variable interest entities. Our 2014 Form 10-K included, and our first quarter 2015 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our 2014 Form 10-K included, and our first quarter 2015 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $30.8 billion, $31.4 billion, $25.9 billion, $16.5 billion and $14.5 billion as of March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Per Share Related Information (Unaudited)

	Three months ended
In millions, except per share data	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Basic
Net income	$1,004	$1,057	$1,038	$1,052	$1,060
Less:
Net income (loss) attributable to noncontrolling interests	1	21	1	3	(2)
Preferred stock dividends and discount accretion and redemptions	70	48	71	48	70

Net income attributable to common shareholders	933	988	966	1,001	992
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	2	2	3	3	3

Net income attributable to basic common shares	$931	$986	$963	$998	$989
Basic weighted-average common shares outstanding	521	524	529	532	532
Basic earnings per common share	$1.79	$1.88	$1.82	$1.88	$1.86

Diluted
Net income attributable to basic common shares	$931	$986	$963	$998	$989
Less: Impact of BlackRock earnings per share dilution	5	5	4	3	6

Net income attributable to diluted common shares	$926	$981	$959	$995	$983
Basic weighted-average common shares outstanding	521	524	529	532	532
Dilutive potential common shares	8	8	8	7	7

Diluted weighted-average common shares outstanding	529	532	537	539	539
Diluted earnings per common share	$1.75	$1.84	$1.79	$1.85	$1.82

Table 4: Capital Ratios (Unaudited)

	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Transitional Basel III (a) (b)
Common equity Tier 1	10.4%	10.9%	11.1%	11.0%	10.8%
Tier 1 risk-based	12.0	12.6	12.8	12.7	12.6
Total capital risk-based	14.9	15.8	16.1	16.0	15.8
Leverage	10.5	10.8	11.1	11.2	11.1
Common shareholders’ equity to assets	11.7%	11.8%	12.1%	12.3%	12.2%

(a)	The ratios as of March 31, 2015 are estimated. See Capital Ratios discussion in the Banking Regulation and Supervision section of Item 1 Business and in the Consolidated Balance Sheet Review section in Item 7 of our 2014 Form 10-K. Our first quarter 2015 Form 10-Q will include additional discussion on these capital ratios.
(b)	Calculated using the regulatory capital methodology applicable to PNC during each period presented.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 5: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended
In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$19,290	$17,745	$18,134	$19,207	$20,721
Non-agency	4,657	4,832	5,021	5,204	5,375
Commercial mortgage-backed	6,260	5,799	5,147	5,295	5,576
Asset-backed	5,140	5,089	5,207	5,400	5,593
U.S. Treasury and government agencies	5,142	5,140	5,142	4,883	4,169
State and municipal	1,969	1,935	1,913	2,104	2,652
Other debt	1,777	1,780	1,763	2,028	2,505
Corporate stocks and other	457	433	404	362	409

Total securities available for sale	44,692	42,753	42,731	44,483	47,000
Securities held to maturity
Residential mortgage-backed	7,035	5,832	5,778	5,977	5,995
Commercial mortgage-backed	2,097	2,257	2,409	2,560	2,748
Asset-backed	755	767	874	990	1,004
U.S. Treasury and government agencies	249	247	245	242	240
State and municipal	2,018	2,048	2,058	1,732	1,055
Other	320	324	325	331	337

Total securities held to maturity	12,474	11,475	11,689	11,832	11,379

Total investment securities	57,166	54,228	54,420	56,315	58,379
Loans
Commercial	97,866	95,646	92,547	91,866	89,517
Commercial real estate	23,924	23,176	22,961	22,775	21,652
Equipment lease financing	7,539	7,621	7,610	7,564	7,470
Consumer	61,476	62,213	62,351	62,472	63,093
Residential real estate	14,350	14,223	14,359	14,556	14,849

Total loans	205,155	202,879	199,828	199,233	196,581
Interest-earning deposits with banks	30,405	27,701	22,108	14,650	12,157
Loans held for sale	2,246	2,205	2,272	2,060	1,949
Federal funds sold and resale agreements	1,655	1,771	1,409	1,184	1,416
Other	5,046	5,121	4,914	4,927	5,296

Total interest-earning assets	301,673	293,905	284,951	278,369	275,778
Noninterest-earning assets:
Allowance for loan and lease losses	(3,317)	(3,383)	(3,445)	(3,512)	(3,591)
Cash and due from banks	4,067	4,176	3,934	3,776	3,890
Other	45,634	44,948	44,005	43,887	43,485

Total assets	$348,057	$339,646	$329,445	$322,520	$319,562

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended
In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$79,994	$77,696	$76,014	$74,261	$74,034
Demand	46,131	44,389	43,112	43,316	42,635
Savings	13,053	12,410	12,152	11,976	11,408
Retail certificates of deposit	18,541	18,700	19,317	20,012	20,538
Time deposits in foreign offices and other time	2,192	2,754	2,235	2,168	2,069

Total interest-bearing deposits	159,911	155,949	152,830	151,733	150,684
Borrowed funds
Federal funds purchased and repurchase agreements	3,116	3,339	3,319	3,343	4,250
Federal Home Loan Bank borrowings	20,774	16,786	15,328	14,193	13,100
Bank notes and senior debt	15,351	15,395	14,221	13,490	13,327
Subordinated debt	8,851	8,812	8,804	8,570	8,040
Commercial paper	4,986	4,735	4,863	4,917	4,931
Other	3,274	3,303	2,801	2,591	2,740

Total borrowed funds	56,352	52,370	49,336	47,104	46,388

Total interest-bearing liabilities	216,263	208,319	202,166	198,837	197,072
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	73,178	73,468	70,993	68,219	67,679
Allowance for unfunded loan commitments and letters of credit	260	251	232	228	241
Accrued expenses and other liabilities	12,326	11,639	10,307	10,035	10,123
Equity	46,030	45,969	45,747	45,201	44,447

Total liabilities and equity	$348,057	$339,646	$329,445	$322,520	$319,562

(a) Calculated using average daily balances.

Table 6: Supplemental Average Balance Sheet Information (Unaudited)
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$159,911	$155,949	$152,830	$151,733	$150,684
Noninterest-bearing deposits	73,178	73,468	70,993	68,219	67,679

Total deposits	$233,089	$229,417	$223,823	$219,952	$218,363
Transaction deposits	$199,303	$195,553	$190,119	$185,796	$184,348
Common shareholders’ equity	$40,603	$40,522	$40,238	$39,659	$38,838

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 7: Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
	2015	2014	2014	2014	2014
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.67%	2.72%	2.64%	2.62%	2.64%
Non-agency	4.51	4.33	4.64	5.19	4.91
Commercial mortgage-backed	3.19	3.37	3.61	3.59	3.49
Asset-backed	2.08	2.15	2.01	1.96	1.79
U.S. Treasury and government agencies	1.27	1.21	1.01	1.20	1.30
State and municipal	4.45	4.58	3.98	4.27	4.78
Other debt	2.53	3.25	2.41	2.35	2.39
Corporate stocks and other	.10	.11	.10	.11	.10
Total securities available for sale	2.75	2.82	2.75	2.84	2.86
Securities held to maturity
Residential mortgage-backed	3.26	3.60	3.35	3.55	3.55
Commercial mortgage-backed	4.16	4.09	3.99	3.76	4.09
Asset-backed	1.52	1.50	1.75	1.54	1.51
U.S. Treasury and government agencies	3.77	3.82	3.81	3.80	3.77
State and municipal	5.52	5.50	5.50	5.47	5.61
Other	2.89	3.02	2.84	2.87	3.00
Total securities held to maturity	3.67	3.88	3.73	3.69	3.68
Total investment securities	2.95	3.05	2.96	3.02	3.02
Loans
Commercial	2.98	3.04	3.17	3.24	3.50
Commercial real estate	3.80	3.88	3.90	4.04	4.20
Equipment lease financing	3.47	3.97	3.48	3.61	3.64
Consumer	4.21	4.11	4.16	4.16	4.26
Residential real estate	4.88	4.90	5.03	4.86	5.09
Total loans	3.59	3.63	3.71	3.75	3.95
Interest-earning deposits with banks	.25	.29	.23	.27	.23
Loans held for sale	4.20	4.67	4.48	4.79	4.71
Federal funds sold and resale agreements	.22	.28	.38	.49	.32
Other	5.43	4.56	4.24	5.26	4.02
Total yield on interest-earning assets	3.15	3.21	3.30	3.44	3.58
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.24	.20	.18	.18	.17
Demand	.06	.06	.05	.05	.05
Savings	.15	.14	.12	.10	.08
Retail certificates of deposit	.71	.72	.73	.74	.75
Time deposits in foreign offices and other time	.19	.20	.18	.17	.18
Total interest-bearing deposits	.23	.22	.21	.21	.21
Borrowed funds
Federal funds purchased and repurchase agreements	.12	.11	.08	.07	.11
Federal Home Loan Bank borrowings	.45	.46	.48	.50	.50
Bank notes and senior debt	1.36	1.35	1.33	1.51	1.49
Subordinated debt	2.64	2.64	2.40	2.65	2.54
Commercial paper	.34	.31	.30	.29	.28
Other	1.99	2.25	2.62	2.60	2.20
Total borrowed funds	1.10	1.17	1.14	1.24	1.18
Total rate on interest-bearing liabilities	.46	.45	.44	.45	.44

Interest rate spread	2.69	2.76	2.86	2.99	3.14
Impact of noninterest-bearing sources (b)	.13	.13	.12	.13	.12

Net interest margin	2.82%	2.89%	2.98%	3.12%	3.26%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, were $49 million, $49 million, $47 million, $47 million and $46 million, respectively.
(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Table 8: Total and Core Net Interest Income

	Three months ended
In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Core net interest income (a)	$1,944	$1,971	$1,957	$1,982	$2,032
Total purchase accounting accretion (b)	128	126	147	147	163

Total net interest income	$2,072	$2,097	$2,104	$2,129	$2,195

(a)	We believe that core net interest income, a non-GAAP financial measure, is useful in evaluating the performance of our interest-based activities.
(b)	Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans. Refer to Table 16: Accretion - Purchased Impaired Loans for details for certain of these periods.

Table 9: Details of Net Interest Margin (c)

	Three months ended
In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.95%	3.05%	2.96%	3.02%	3.02%
Total loans	3.59	3.63	3.71	3.75	3.95
Other	1.14	1.15	1.19	1.76	1.62
Total yield on interest-earning assets	3.15	3.21	3.30	3.44	3.58

Rate on interest-bearing liabilities
Total interest-bearing deposits	.23	.22	.21	.21	.21
Total borrowed funds	1.10	1.17	1.14	1.24	1.18
Total rate on interest-bearing liabilities	.46	.45	.44	.45	.44

Interest rate spread	2.69	2.76	2.86	2.99	3.14
Impact of noninterest-bearing sources	.13	.13	.12	.13	.12

Net interest margin	2.82%	2.89%	2.98%	3.12%	3.26%

(c) See note (a) on page 6.

Table 10: Details of Core Net Interest Margin (d)

	Three months ended
In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.89%	2.98%	2.89%	2.96%	2.96%
Total loans	3.33	3.38	3.42	3.46	3.62
Other	1.13	1.14	1.19	1.74	1.64
Total yield on interest-earning assets	2.96	3.02	3.08	3.22	3.33

Rate on interest-bearing liabilities
Total interest-bearing deposits	.24	.23	.23	.23	.23
Total borrowed funds	.99	1.03	1.00	1.10	1.04
Total rate on interest-bearing liabilities	.44	.43	.42	.43	.43

Interest rate spread	2.52	2.59	2.66	2.79	2.90
Impact of noninterest-bearing sources	.13	.13	.12	.13	.12

Core net interest margin	2.65	2.72	2.78	2.92	3.02
Purchase accounting accretion impact on net interest margin	.17	.17	.20	.20	.24

Net interest margin	2.82%	2.89%	2.98%	3.12%	3.26%

(d)	We believe that core net interest margin, a non-GAAP financial measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Table 11: Details of Loans (Unaudited)

In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Commercial
Retail/wholesale trade	$17,126	$16,972	$16,162	$16,146	$16,157
Manufacturing	20,057	18,744	18,649	18,683	17,185
Service providers	13,916	14,103	13,603	13,734	13,576
Real estate related (a)	10,744	10,812	10,722	10,908	10,856
Financial services	6,306	6,178	5,218	4,846	4,720
Health care	9,192	9,017	9,095	8,939	8,836
Other industries	20,309	21,594	20,051	20,280	19,771

Total commercial	97,650	97,420	93,500	93,536	91,101

Commercial real estate
Real estate projects (b)	15,057	14,577	14,564	14,535	14,268
Commercial mortgage	9,498	8,685	8,378	8,384	7,883

Total commercial real estate	24,555	23,262	22,942	22,919	22,151

Equipment lease financing	7,470	7,686	7,621	7,628	7,521

Total commercial lending	129,675	128,368	124,063	124,083	120,773

Consumer
Home equity
Lines of credit	19,918	20,361	20,667	20,959	21,277
Installment	14,147	14,316	14,388	14,507	14,595
Credit card	4,434	4,612	4,449	4,435	4,309
Other consumer
Education	6,448	6,626	6,978	7,118	7,360
Automobile	11,120	11,616	11,548	11,005	10,906
Other	4,491	4,511	4,428	4,317	4,216

Total consumer	60,558	62,042	62,458	62,341	62,663

Residential real estate
Residential mortgage	13,982	13,885	13,805	13,965	14,179
Residential construction	507	522	546	595	627

Total residential real estate	14,489	14,407	14,351	14,560	14,806

Total consumer lending	75,047	76,449	76,809	76,901	77,469

Total loans (c)	$204,722	$204,817	$200,872	$200,984	$198,242

(a) Includes loans to customers in the real estate and construction industries. (b) Includes both construction loans and intermediate financing for projects.
(c) Includes purchased impaired loans:	$4,675	$4,858	$5,167	$5,557	$5,824
Table 12: Details of Loans Held for Sale (Unaudited)
In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Commercial mortgage	$1,037	$922	$891	$900	$732
Residential mortgage	1,249	1,279	1,211	1,271	1,088
Other	137	61	41	57	282

Total	$2,423	$2,262	$2,143	$2,228	$2,102

Table 13: Commitments to Extend Credit (Unaudited)
In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Commitments to extend credit (a)	$137,960	$139,687	$136,795	$131,446	$129,644

(a)	Commitments to extend credit, or net unfunded loan commitments, represent arrangements to lend funds or provide liquidity subject to specified contractual conditions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Table 14: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Beginning balance	$3,331	$3,406	$3,453	$3,530	$3,609
Gross charge-offs:
Commercial	(34)	(45)	(60)	(86)	(85)
Commercial real estate	(12)	(24)	(14)	(14)	(18)
Equipment lease financing		(5)	(3)	(4)	(2)
Home equity	(52)	(62)	(50)	(68)	(95)
Residential real estate		(14)	(11)	(7)	(8)
Credit card	(43)	(38)	(40)	(42)	(43)
Other consumer	(48)	(47)	(44)	(43)	(49)

Total gross charge-offs	(189)	(235)	(222)	(264)	(300)
Recoveries:
Commercial	32	51	62	43	51
Commercial real estate	12	20	15	29	20
Equipment lease financing	1	4	4	3	3
Home equity	20	20	19	20	19
Residential real estate	2	3	21	3	(1)
Credit card	5	5	5	6	5
Other consumer	14	14	14	15	17

Total recoveries	86	117	140	119	114
Net (charge-offs) recoveries:
Commercial	(2)	6	2	(43)	(34)
Commercial real estate		(4)	1	15	2
Equipment lease financing	1	(1)	1	(1)	1
Home equity	(32)	(42)	(31)	(48)	(76)
Residential real estate	2	(11)	10	(4)	(9)
Credit card	(38)	(33)	(35)	(36)	(38)
Other consumer	(34)	(33)	(30)	(28)	(32)

Total net charge-offs	(103)	(118)	(82)	(145)	(186)
Provision for credit losses	54	52	55	72	94
Other	(1)	(1)	(1)		(1)
Net change in allowance for unfunded loan commitments and letters of credit	25	(8)	(19)	(4)	14

Ending balance	$3,306	$3,331	$3,406	$3,453	$3,530

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.20%	.23%	.16%	.29%	.38%
Allowance for loan and lease losses to total loans	1.61	1.63	1.70	1.72	1.78
Commercial lending net charge-offs	$(1)	$1	$4	$(29)	$(31)
Consumer lending net charge-offs	(102)	(119)	(86)	(116)	(155)

Total net charge-offs	$(103)	$(118)	$(82)	$(145)	$(186)
Net charge-offs to average loans
Commercial lending	.00%	.00%	(.01)%	.10%	.11%
Consumer lending	.55	.62	.44	.60	.81

Table 15: Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Beginning balance	$259	$251	$232	$228	$242
Net change in allowance for unfunded loan commitments and letters of credit	(25)	8	19	4	(14)

Ending balance	$234	$259	$251	$232	$228

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Table 16: Accretion - Purchased Impaired Loans

	Three months ended
	March 31	December 31	March 31
In millions	2015	2014	2014
Impaired loans
Scheduled accretion	$99	$106	$125
Reversal of contractual interest on impaired loans	(55)	(58)	(68)

Scheduled accretion net of contractual interest	44	48	57
Excess cash recoveries (a)	33	32	29

Total impaired loans	$77	$80	$86

(a)	Relates to excess cash recoveries for purchased impaired commercial loans.

Table 17: Purchased Impaired Loans - Accretable Yield

In millions
January 1, 2015	$1,558	January 1, 2014	$2,055
Scheduled accretion	(99)	Scheduled accretion	(125)
Excess cash recoveries	(33)	Excess cash recoveries	(29)
Net reclassifications to (from) accretable from (to) non-accretable and other activity (a)	58	Net reclassifications to (from) accretable from (to) non-accretable and other activity (a)	87

March 31, 2015 (b)	$1,484	March 31, 2014	$1,988

(a)	Approximately 90% and 95% of the net reclassification for the quarters ended March 31, 2015 and 2014, respectively, were driven by the consumer portfolio and were due to improvements of cash expected to be collected on loans in future periods. The remaining net reclassifications were predominantly due to future cash flow changes in the commercial portfolio.
(b)	As of March 31, 2015, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $.8 billion in future periods. This will offset the total net accretable interest in future interest income of $1.5 billion on purchased impaired loans.

Table 18: Valuation of Purchased Impaired Loans

	March 31, 2015		December 31, 2014
Dollars in millions	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Outstanding balance (a)	$398		$466
Recorded investment	276		310
Allowance for loan losses	(80)		(79)

Net investment/Carrying value	196	49%	231	50%

Consumer and residential mortgage loans:
Outstanding balance (a)	4,343		4,541
Recorded investment	4,399		4,548
Allowance for loan losses	(781)		(793)

Net investment/Carrying value	3,618	83%	3,755	83%

Total purchased impaired loans:
Outstanding balance (a)	4,741		5,007
Recorded investment	4,675		4,858
Allowance for loan losses	(861)		(872)

Net investment/Carrying value	$3,814	80%	$3,986	80%

(a)	Outstanding balance represents the balance on the loan servicing system for active loans. It is possible for the outstanding balance to be lower than the recorded investment for certain loans due to the use of pool accounting. Our 2014 Form 10-K included, and our first quarter 2015 Form 10-Q will include, additional information on purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited)

Table 19: Nonperforming Assets by Type

In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$46	$48	$62	$70	$49
Manufacturing	59	59	44	69	63
Service providers	63	67	82	94	90
Real estate related (b)	66	66	76	79	122
Financial services	1	4	5	5	5
Health care	28	28	23	23	17
Other industries	17	18	28	54	91

Total commercial	280	290	320	394	437

Commercial real estate
Real estate projects	257	290	346	370	401
Commercial mortgage	36	44	49	65	79

Total commercial real estate	293	334	395	435	480

Equipment lease financing	2	2	3	4	6

Total commercial lending	575	626	718	833	923

Consumer lending (c)
Home equity	1,101	1,112	1,090	1,093	1,117
Residential real estate
Residential mortgage	653	694	725	799	829
Residential construction	12	12	18	17	13
Credit card	3	3	3	3	4
Other consumer	61	63	58	56	61

Total consumer lending	1,830	1,884	1,894	1,968	2,024

Total nonperforming loans (d)	2,405	2,510	2,612	2,801	2,947

OREO and foreclosed assets
Other real estate owned (OREO)	331	351	353	352	343
Foreclosed and other assets	18	19	10	15	14

Total OREO and foreclosed assets (e)	349	370	363	367	357

Total nonperforming assets	$2,754	$2,880	$2,975	$3,168	$3,304

Nonperforming loans to total loans	1.17%	1.23%	1.30%	1.39%	1.49%
Nonperforming assets to total loans, OREO and foreclosed assets	1.34	1.40	1.48	1.57	1.66
Nonperforming assets to total assets	.78	.83	.89	.97	1.02
Allowance for loan and lease losses to nonperforming loans (f)	137	133	130	123	120

(a)	See analysis of troubled debt restructurings (TDRs) on page 12.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(e)	The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.7 billion, $.8 billion, $.7 billion, $.9 billion and $.9 billion at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, which included $.5 billion, $.5 billion, $.5 billion, $.6 billion and $.6 billion, respectively, of loans that are government insured/guaranteed.
(f)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Table 20: Change in Nonperforming Assets

In millions	January 1, 2015 - March 31, 2015	October 1, 2014 - December 31, 2014	July 1, 2014 - September 30, 2014	April 1, 2014 - June 30, 2014	January 1, 2014 - March 31, 2014
Beginning balance	$2,880	$2,975	$3,168	$3,304	$3,457
New nonperforming assets	336	470	380	644	633
Charge-offs and valuation adjustments	(124)	(158)	(127)	(148)	(152)
Principal activity, including paydowns and payoffs	(170)	(183)	(195)	(300)	(323)
Asset sales and transfers to loans held for sale	(93)	(130)	(143)	(212)	(85)
Returned to performing status	(75)	(94)	(108)	(120)	(226)

Ending balance	$2,754	$2,880	$2,975	$3,168	$3,304

Table 21: Largest Individual Nonperforming Assets at March 31, 2015 (a)

In millions
Ranking	Outstandings	Industry
1	$35	Real Estate, Rental and Leasing
2	16	Manufacturing
3	15	Real Estate, Rental and Leasing
4	10	Manufacturing
5	8	Manufacturing
6	8	Construction
7	8	Wholesale Trade
8	8	Real Estate, Rental and Leasing
9	7	Real Estate, Rental and Leasing
10	7	Health Care and Social Assistance

Total	$122

As a percent of total nonperforming assets 4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Table 22: Summary of Troubled Debt Restructurings

In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Total consumer lending	$2,020	$2,041	$2,064	$2,121	$2,134
Total commercial lending	510	542	552	546	579

Total TDRs	$2,530	$2,583	$2,616	$2,667	$2,713

Nonperforming	$1,317	$1,370	$1,303	$1,369	$1,405
Accruing (a)	1,089	1,083	1,174	1,153	1,151
Credit card	124	130	139	145	157

Total TDRs	$2,530	$2,583	$2,616	$2,667	$2,713

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation and loans to borrowers not currently obligated to make principal and interest payments under the restructured terms are not returned to accrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Accruing Loans Past Due (Unaudited)

Table 23: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014
Commercial	$73	$73	$46	$71	$93	.07%	.07%	.05%	.08%	.10%
Commercial real estate	24	23	47	17	35	.10	.10	.20	.07	.16
Equipment lease financing	16	11	4	4	17	.21	.14	.05	.05	.23
Home equity	61	70	67	65	76	.18	.20	.19	.18	.21
Residential real estate
Non government insured	72	95	87	87	101	.50	.66	.61	.60	.68
Government insured	70	68	76	74	82	.48	.47	.53	.51	.55
Credit card	25	28	27	26	26	.56	.61	.61	.59	.60
Other consumer
Non government insured	52	62	56	50	51	.24	.27	.24	.22	.23
Government insured	126	152	164	154	149	.57	.67	.71	.69	.66

Total	$519	$582	$574	$548	$630	.25	.28	.29	.27	.32

Table 24: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014
Commercial	$20	$24	$19	$26	$20	.02%	.02%	.02%	.03%	.02%
Commercial real estate	23	2	6	48	25	.09	.01	.03	.21	.11
Equipment lease financing		1	1	1			.01	.01	.01
Home equity	30	32	25	27	32	.09	.09	.07	.08	.09
Residential real estate
Non government insured	18	25	24	21	27	.12	.17	.17	.14	.18
Government insured	35	43	41	48	43	.24	.30	.29	.33	.29
Credit card	17	20	18	18	19	.38	.43	.41	.41	.44
Other consumer
Non government insured	18	19	20	15	16	.08	.08	.09	.07	.07
Government insured	82	93	100	94	104	.37	.41	.44	.42	.46

Total	$243	$259	$254	$298	$286	.12	.13	.13	.15	.14

Table 25: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014
Commercial	$35	$37	$39	$35	$28	.04%	.04%	.04%	.04%	.03%
Commercial real estate			1					.00
Equipment lease financing
Residential real estate
Non government insured	26	23	24	23	30	.18	.16	.17	.16	.20
Government insured	634	719	785	872	924	4.38	4.99	5.47	5.99	6.24
Credit card	32	33	29	29	31	.72	.72	.65	.65	.72
Other consumer
Non government insured	17	16	13	12	13	.08	.07	.06	.05	.06
Government insured	244	277	287	281	284	1.11	1.22	1.25	1.25	1.26

Total	$988	$1,105	$1,178	$1,252	$1,310	.48	.54	.59	.62	.66

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Missouri, Georgia, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory, equity capital markets advisory and related services. We also provide commercial loan servicing and real estate advisory and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Hawthorn provides multi-generational family planning including wealth strategy, investment management, private banking, tax and estate planning guidance, performance reporting and personal administration services to ultra high net worth families. Institutional asset management provides investment management, custody administration and retirement administration services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on PNC’s balance sheet. Loan sales are primarily to secondary mortgage conduits of FNMA, FHLMC, Federal Home Loan Banks and third-party investors, or are securitized and issued under the GNMA program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit, and a small commercial/commercial real estate loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics and advisory services and solutions to a broad base of institutional investors. We hold our equity investment in BlackRock as a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At March 31, 2015, our economic interest in BlackRock was 22%.

Table 26: Period End Employees

	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Full-time employees
Retail Banking	22,063	22,216	22,103	22,148	22,104
Other full-time employees (a)	27,696	27,529	27,528	27,765	27,740

Total full-time employees	49,759	49,745	49,631	49,913	49,844

Part-time employees
Retail Banking	3,150	3,274	3,410	3,644	3,761
Other part-time employees (a)	563	568	614	802	510

Total part-time employees	3,713	3,842	4,024	4,446	4,271

Total	53,472	53,587	53,655	54,359	54,115

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 27: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended
In millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
Income (Loss)
Retail Banking	$202	$172	$173	$225	$158
Corporate & Institutional Banking	482	564	549	470	523
Asset Management Group	37	45	46	53	37
Residential Mortgage Banking	28	(9)	12	36	(4)
Non-Strategic Assets Portfolio	81	76	82	99	110
Other, including BlackRock (b) (c)	174	209	176	169	236

Net income	$1,004	$1,057	$1,038	$1,052	$1,060

Revenue
Retail Banking	$1,526	$1,520	$1,521	$1,514	$1,494
Corporate & Institutional Banking	1,284	1,444	1,386	1,348	1,298
Asset Management Group	281	281	277	279	270
Residential Mortgage Banking	207	182	185	227	206
Non-Strategic Assets Portfolio	121	140	152	147	148
Other, including BlackRock (b) (c)	312	380	320	295	361

Total revenue	$3,731	$3,947	$3,841	$3,810	$3,777

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors. In the first quarter of 2015, enhancements were made to PNC’s funds transfer pricing methodology primarily for costs related to the new regulatory short-term liquidity standards. The enhancements incorporate an additional charge assigned to assets, including for unfunded loan commitments. Conversely, a higher transfer pricing credit has been assigned to those deposits that are accorded higher value under Liquidity Coverage Ratio rules for liquidity purposes. These adjustments apply to business segment results prospectively beginning with the first quarter of 2015. Excluding any changes in business volumes, the estimated impact of this change to net interest income for Retail Banking and Corporate & Institutional Banking were approximately an increase of $55 million and a decrease of $60 million, respectively, for the first quarter of 2015. The impacts to the other business segments were not significant. Prior periods have not been adjusted.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our first quarter 2015 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Table 28: Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
INCOME STATEMENT
Net interest income	$1,038	$986	$985	$973	$980
Noninterest income
Service charges on deposits	146	172	173	148	140
Brokerage	67	64	60	61	55
Consumer services	233	247	248	248	218
Other	42	51	55	84	101

Total noninterest income	488	534	536	541	514

Total revenue	1,526	1,520	1,521	1,514	1,494
Provision for credit losses	49	54	74	4	145
Noninterest expense	1,158	1,195	1,175	1,155	1,100

Pretax earnings	319	271	272	355	249
Income taxes	117	99	99	130	91

Earnings	$202	$172	$173	$225	$158

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$28,152	$28,457	$28,684	$28,959	$29,317
Indirect auto	9,287	9,209	9,192	9,092	8,994
Indirect other	603	635	675	726	777
Education	6,626	6,895	7,100	7,298	7,547
Credit cards	4,444	4,475	4,401	4,307	4,271
Other	2,347	2,345	2,277	2,189	2,137

Total consumer	51,459	52,016	52,329	52,571	53,043
Commercial and commercial real estate	10,654	10,698	10,801	10,922	11,051
Floor plan	2,213	2,180	2,021	2,291	2,373
Residential mortgage	734	552	584	623	647

Total loans	65,060	65,446	65,735	66,407	67,114
Goodwill and other intangible assets	5,990	6,007	6,025	6,043	6,062
Other assets	2,967	2,946	2,922	2,753	2,744

Total assets	$74,017	$74,399	$74,682	$75,203	$75,920

Deposits
Noninterest-bearing demand	$22,591	$22,860	$22,392	$21,907	$21,359
Interest-bearing demand	35,650	34,298	33,900	34,272	33,490
Money market	53,105	51,204	50,204	50,142	49,484

Total transaction deposits	111,346	108,362	106,496	106,321	104,333
Savings	12,888	12,244	11,997	11,845	11,288
Certificates of deposit	17,318	17,959	18,720	19,354	19,882

Total deposits	141,552	138,565	137,213	137,520	135,503
Other liabilities	617	555	507	411	398

Total liabilities	$142,169	$139,120	$137,720	$137,931	$135,901

PERFORMANCE RATIOS
Return on average assets	1.11%	.92%	.92%	1.20%	.84%
Noninterest income to total revenue	32	35	35	36	34
Efficiency	76	79	77	76	74

(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 28: Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions, except as noted	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$131	$139	$146	$158	$172
Consumer nonperforming assets	1,043	1,059	1,037	1,037	1,059

Total nonperforming assets	$1,174	$1,198	$1,183	$1,195	$1,231

Purchased impaired loans (b)	$553	$575	$600	$631	$663

Commercial lending net charge-offs (recoveries)	$1	$(2)	$2	$11	$20
Credit card lending net charge-offs	38	33	35	37	37
Consumer lending (excluding credit card) net charge-offs	60	73	56	68	88

Total net charge-offs	$99	$104	$93	$116	$145

Commercial lending annualized net charge-off ratio	.03%	(.06)%	.06%	.33%	.60%
Credit card lending annualized net charge-off ratio	3.47%	2.93%	3.16%	3.45%	3.51%
Consumer lending (excluding credit card) annualized net charge-off ratio	.51%	.60%	.46%	.56%	.72%

Total annualized net charge-off ratio	.62%	.63%	.56%	.70%	.88%

Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	54%	54%	53%	53%	53%
Weighted-average loan-to-value ratios (LTVs) (d) (e)	76%	77%	78%	79%	79%
Weighted-average updated FICO scores (f)	748	748	747	748	745
Annualized net charge-off ratio	.42%	.52%	.35%	.54%	.75%
Delinquency data - % of total loans: (g)
Loans 30 - 59 days past due	.18%	.20%	.19%	.19%	.21%
Loans 60 - 89 days past due	.09%	.09%	.07%	.07%	.08%

Accruing loans past due	.27%	.29%	.26%	.26%	.29%

Nonperforming loans	3.12%	3.13%	3.04%	3.08%	3.12%

Other statistics:
ATMs	8,754	8,605	8,178	7,977	8,001
Branches (h)	2,660	2,697	2,691	2,695	2,703
Brokerage account client assets (billions) (i)	$44	$43	$43	$43	$41

Customer-related statistics (average):
Non-teller deposit transactions (j)	40%	38%	36%	33%	31%
Digital consumer customers (k)	50%	49%	47%	45%	43%

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended, and customer-related statistics which are quarterly averages.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV and FICO statistics are based upon customer balances.
(d)	Lien positions and LTV calculations reflect management assumptions where data limitations exist.
(e)	LTV statistics are based upon current information.
(f)	Represents FICO scores that are updated at least quarterly.
(g)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans.
(h)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(i)	Amounts include cash and money market balances.
(j)	Percentage of total deposit transactions processed at an ATM or through our mobile banking application.
(k)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 29: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
INCOME STATEMENT
Net interest income	$855	$956	$922	$921	$934
Noninterest income
Corporate service fees	310	369	346	312	268
Other	119	119	118	115	96

Noninterest income	429	488	464	427	364

Total revenue	1,284	1,444	1,386	1,348	1,298
Provision for credit losses (benefit)	17	21	(4)	103	(13)
Noninterest expense	514	544	528	504	488

Pretax earnings	753	879	862	741	823
Income taxes	271	315	313	271	300

Earnings	$482	$564	$549	$470	$523

AVERAGE BALANCE SHEET
Loans
Commercial	$84,712	$82,066	$79,083	$78,022	$75,506
Commercial real estate	22,090	21,720	21,492	21,234	20,039
Equipment lease financing	6,914	6,977	6,922	6,878	6,789

Total commercial lending	113,716	110,763	107,497	106,134	102,334
Consumer	1,352	1,442	1,203	1,016	1,125

Total loans	115,068	112,205	108,700	107,150	103,459
Goodwill and other intangible assets	3,835	3,867	3,806	3,804	3,826
Loans held for sale	1,106	1,103	1,092	932	894
Other assets	11,169	10,784	10,073	10,139	9,758

Total assets	$131,178	$127,959	$123,671	$122,025	$117,937

Deposits
Noninterest-bearing demand	$46,976	$46,769	$44,730	$42,521	$42,772
Money market	22,286	22,706	21,821	20,277	20,678
Other	9,340	8,883	7,839	7,565	7,531

Total deposits	78,602	78,358	74,390	70,363	70,981
Other liabilities	8,271	7,833	7,412	7,476	7,476

Total liabilities	$86,873	$86,191	$81,802	$77,839	$78,457

PERFORMANCE RATIOS
Return on average assets	1.49%	1.75%	1.76%	1.54%	1.80%
Noninterest income to total revenue	33	34	33	32	28
Efficiency	40	38	38	37	38

(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Table 29: Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
COMMERCIAL LOAN SERVICING PORTFOLIO - SERVICED FOR PNC AND OTHERS (in billions)
Beginning of period	$377	$363	$353	$351	$347
Acquisitions/additions	29	35	25	17	22
Repayments/transfers	(16)	(21)	(15)	(15)	(18)

End of period	$390	$377	$363	$353	$351

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$319	$338	$326	$313	$311
Capital Markets (d)	$180	$230	$212	$178	$157
Commercial mortgage banking activities
Commercial mortgage loans held for sale (e)	$26	$42	$32	$33	$19
Commercial mortgage loan servicing income (f)	56	58	56	53	55
Commercial mortgage servicing rights valuation, net of economic hedge (g)	16	5	8	14	11

Total	$98	$105	$96	$100	$85
Average Loans (by C&IB business)
Corporate Banking	$58,227	$56,746	$54,678	$53,633	$52,253
Real Estate	29,918	29,163	28,111	27,642	26,003
Business Credit	14,217	13,849	13,481	13,198	12,534
Equipment Finance	10,941	10,805	10,582	10,290	10,210
Other	1,765	1,642	1,848	2,387	2,459

Total average loans	$115,068	$112,205	$108,700	$107,150	$103,459
Total loans (h)	$114,946	$113,935	$109,792	$108,990	$105,398
Net carrying amount of commercial mortgage servicing rights (h)	$494	$506	$532	$515	$529
Credit-related statistics:
Nonperforming assets (h)	$516	$557	$616	$715	$786
Purchased impaired loans (h) (i)	$221	$246	$316	$370	$428
Net charge-offs (recoveries)	$(1)	$(2)	$(7)	$15	$2

(a)	See note (a) on page 15.
(b)	Represents consolidated PNC amounts. Our first quarter 2015 Form 10-Q will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(g)	Includes amounts reported in corporate service fees.
(h)	Presented as of period end.
(i)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Table 30: Asset Management Group (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
INCOME STATEMENT
Net interest income	$73	$74	$72	$72	$71
Noninterest income	208	207	205	207	199

Total revenue	281	281	277	279	270
Provision for credit losses (benefit)	12	(3)	(4)	(6)	12
Noninterest expense	210	211	209	202	199

Pretax earnings	59	73	72	83	59
Income taxes	22	28	26	30	22

Earnings	$37	$45	$46	$53	$37

AVERAGE BALANCE SHEET
Loans
Consumer	$5,650	$5,606	$5,497	$5,411	$5,311
Commercial and commercial real estate	932	954	970	998	1,023
Residential mortgage	865	854	822	789	771

Total loans	7,447	7,414	7,289	7,198	7,105
Goodwill and other intangible assets	238	247	255	264	272
Other assets	258	255	231	223	222

Total assets	$7,943	$7,916	$7,775	$7,685	$7,599

Deposits
Noninterest-bearing demand	$1,345	$1,436	$1,362	$1,327	$1,338
Interest-bearing demand	4,241	4,152	3,857	3,912	3,893
Money market	4,621	4,025	4,005	3,857	3,889

Total transaction deposits	10,207	9,613	9,224	9,096	9,120
CDs/IRAs/savings deposits	455	467	463	446	436

Total deposits	10,662	10,080	9,687	9,542	9,556
Other liabilities	47	53	51	48	53

Total liabilities	$10,709	$10,133	$9,738	$9,590	$9,609

PERFORMANCE RATIOS
Return on average assets	1.89%	2.26%	2.35%	2.77%	1.97%
Noninterest income to total revenue	74	74	74	74	74
Efficiency	75	75	75	72	74

OTHER INFORMATION
Total nonperforming assets (b)	$63	$66	$73	$76	$80
Purchased impaired loans (b) (c)	$82	$83	$89	$94	$96
Total net charge-offs	$4	$—	$—	$2	$1
CLIENT ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$115	$115	$113	$113	$112
Institutional	150	148	146	144	143

Total	$265	$263	$259	$257	$255

Asset Type
Equity	$151	$151	$147	$149	$145
Fixed income	74	72	72	71	66
Liquidity/Other	40	40	40	37	44

Total	$265	$263	$259	$257	$255

Discretionary client assets under management
Personal	$88	$87	$85	$85	$84
Institutional	48	48	47	46	46

Total	$136	$135	$132	$131	$130

Asset Type
Equity	$75	$75	$72	$73	$71
Fixed income	41	40	40	40	34
Liquidity/Other	20	20	20	18	25

Total	$136	$135	$132	$131	$130

Nondiscretionary client assets under administration
Personal	$27	$28	$28	$28	$28
Institutional	102	100	99	98	97

Total	$129	$128	$127	$126	$125

Asset Type
Equity	$76	$76	$75	$76	$74
Fixed income	33	32	32	31	32
Liquidity/Other	20	20	20	19	19

Total	$129	$128	$127	$126	$125

(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Table 31: Residential Mortgage Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
INCOME STATEMENT
Net interest income	$30	$34	$38	$37	$40
Noninterest income
Loan servicing revenue
Servicing fees	48	54	53	56	61
Mortgage servicing rights valuation, net of economic hedge	25	1	11	1	(1)
Loan sales revenue
Benefit / (provision) for residential mortgage repurchase obligations	(1)	(4)	(13)	(2)	19
Loan sales revenue	105	97	98	137	88
Other			(2)	(2)	(1)

Total noninterest income	177	148	147	190	166

Total revenue	207	182	185	227	206
Provision for credit losses (benefit)	2	(1)	(1)	1	(1)
Noninterest expense	161	196	168	169	213

Pretax earnings (loss)	44	(13)	18	57	(6)
Income taxes (benefit)	16	(4)	6	21	(2)

Earnings (loss)	$28	$(9)	$12	$36	$(4)

AVERAGE BALANCE SHEET
Portfolio loans	$1,282	$1,479	$1,506	$1,742	$2,036
Loans held for sale	1,147	1,090	1,186	1,135	1,068
Mortgage servicing rights (MSR)	843	948	1,002	1,035	1,073
Other assets	3,973	4,246	3,724	3,574	4,600

Total assets	$7,245	$7,763	$7,418	$7,486	$8,777

Deposits	$2,215	$2,302	$2,415	$2,318	$2,100
Borrowings and other liabilities	2,840	3,057	2,601	2,403	3,464

Total liabilities	$5,055	$5,359	$5,016	$4,721	$5,564

PERFORMANCE RATIOS
Return on average assets	1.57%	(.46)%	.64%	1.93%	(.18)%
Noninterest income to total revenue	86	81	79	84	81
Efficiency	78	108	91	74	103

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$108	$111	$111	$114	$114
Acquisitions	8		2		2
Additions	2	1	3	2	2
Repayments/transfers	(5)	(4)	(5)	(5)	(4)

End of period	$113	$108	$111	$111	$114

Servicing portfolio - third-party statistics: (b)
Fixed rate	94%	94%	94%	94%	94%
Adjustable rate/balloon	6%	6%	6%	6%	6%
Weighted-average interest rate	4.41%	4.47%	4.49%	4.54%	4.56%
MSR asset value (in billions)	$.8	$.8	$1.0	$1.0	$1.1
MSR capitalization value (in basis points)	74	78	88	87	92
Weighted-average servicing fee (in basis points)	27	27	27	27	28

RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$107	$108	$101	$103	$131
(Benefit) / Provision	1	4	13	2	(19)
Losses - loan repurchases	(2)	(5)	(6)	(4)	(9)

End of period	$106	$107	$108	$101	$103

OTHER INFORMATION
Loan origination volume (in billions)	$2.6	$2.4	$2.6	$2.6	$1.9
Loan sale margin percentage	4.09%	3.96%	3.80%	5.38%	4.53%
Percentage of originations represented by:
Purchase volume (c)	31%	42%	50%	50%	37%
Refinance volume	69%	58%	50%	50%	63%
Total nonperforming assets (b)	$105	$120	$135	$160	$173

(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Table 32: Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2015	December 31 2014	September 30 2014	June 30 2014	March 31 2014
INCOME STATEMENT
Net interest income	$112	$122	$146	$137	$142
Noninterest income	9	18	6	10	6

Total revenue	121	140	152	147	148
Provision for credit losses (benefit)	(31)	(20)	(8)	(39)	(52)
Noninterest expense	24	39	30	30	26

Pretax earnings	128	121	130	156	174
Income taxes	47	45	48	57	64

Earnings	$81	$76	$82	$99	$110

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$125	$149	$164	$187	$220
Lease financing	625	645	689	686	681

Total commercial lending	750	794	853	873	901

Consumer Lending:
Home equity	3,021	3,154	3,328	3,483	3,625
Residential real estate	4,184	4,399	4,794	4,961	5,104

Total consumer lending	7,205	7,553	8,122	8,444	8,729

Total portfolio loans	7,955	8,347	8,975	9,317	9,630
Other assets (b)	(679)	(678)	(744)	(740)	(741)

Total assets	$7,276	$7,669	$8,231	$8,577	$8,889

Deposits and other liabilities	$224	$219	$223	$227	$231

Total liabilities	$224	$219	$223	$227	$231

PERFORMANCE RATIOS
Return on average assets	4.51%	3.93%	3.95%	4.63%	5.02%
Noninterest income to total revenue	7	13	4	7	4
Efficiency	20	28	20	20	18

OTHER INFORMATION
Nonperforming assets (c)	$669	$710	$731	$798	$798
Purchased impaired loans (c) (d)	$3,808	$3,943	$4,147	$4,497	$4,654
Net charge-offs (recoveries)	$—	$12	$(6)	$10	$31
Annualized net charge-off ratio	(.00)%	.57%	(.27)%	.43%	1.31%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$120	$130	$162	$176	$201
Lease financing	626	625	691	688	683

Total commercial lending	746	755	853	864	884

Consumer Lending:
Home equity	2,944	3,091	3,242	3,410	3,554
Residential real estate	4,139	4,290	4,665	4,928	5,092

Total consumer lending	7,083	7,381	7,907	8,338	8,646

Total loans	$7,829	$8,136	$8,760	$9,202	$9,530

(a)	See note (a) on page 15.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments for a single purchased impaired loan not included within a pool of loans from customers that exceeded the recorded investment of that loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

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Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

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Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

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Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for a single purchased impaired loan not included within a pool of loans includes any cash recoveries on that loan received in excess of the recorded investment.

Purchased impaired loans - Acquired loans (or pools of loans) determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans (or pools of loans) are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Transitional Basel III common equity – Common equity calculated under Basel III using phased in definitions and deductions applicable to PNC for 2014.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

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Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.